UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2023

Warner Bros. Discovery, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

230 Park Avenue South
New York, New York 10003
(Address of principal executive offices, including zip code)

212-548-5555
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock	WBD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 9, 2023, the Board of Directors (the “Board”) of Warner Bros. Discovery, Inc. (the “Company”) approved amendments to the Amended and Restated Bylaws (the “Bylaws”), which became effective immediately upon adoption. The Board adopted the amendments in an effort to modernize the Bylaws and to comply with the universal proxy rules adopted by the U.S. Securities and Exchange Commission (the “SEC”). Among other things, the amendments to the Bylaws:
•update the procedural mechanics and disclosure requirements for stockholder nominations of directors and submissions of proposals, including to address rules related to the use of universal proxy cards adopted by the SEC under Rule 14a-19 of the Securities Exchange Act of 1934;
•require notice of stockholder nominations of directors or business to be brought before an annual meeting to be delivered within a window of 120 days and 90 days prior to the anniversary date of the preceding year’s annual meeting (previously 90 days and 60 days); and
•require stockholders soliciting proxies from other stockholders to use a proxy card color other than white.
The foregoing description of the amendments to the Bylaws is qualified in its entirety by reference to, and should be read in conjunction with, the full text of the Bylaws, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by this reference.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
On May 8, 2023, the Company held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”) by means of remote communication. The following are the results of the voting on the proposals submitted to stockholders at the Annual Meeting.
Proposal 1.    Stockholders elected each of the Company’s four Class I director nominees, each to serve a one-year term, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Li Haslett Chen	1,410,369,631	162,721,664	339,159,239
Kenneth W. Lowe	1,414,383,757	158,707,538	339,159,239
Paula A. Price	1,452,733,197	120,358,098	339,159,239
David M. Zaslav	1,486,848,524	86,242,771	339,159,239
Proposal 2.    Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, as set forth below:

Votes For	Votes Against	Abstentions
1,869,812,254	37,012,060	5,426,220
Proposal 3.    Stockholders approved, on a non-binding, advisory basis, the 2022 compensation of the Company’s named executive officers, commonly referred to as a “Say-on-Pay” vote, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
795,285,562	770,612,628	7,193,105	339,159,239

Proposal 4.    Stockholders approved, on a non-binding, advisory basis, a voting frequency of “Every Year” for future “Say on Pay” advisory votes, as set forth below:

Every Year	Every 2 Years	Every 3 Years	Abstentions	Broker Non-Votes
1,537,584,792	4,124,828	22,984,830	8,396,845	339,159,239

On May 9, 2023, the Board considered the foregoing advisory vote. In light of such vote, the Board has decided that the Company will solicit, in its proxy materials, an advisory vote on “Say on Pay” every year. The Board’s decision regarding the frequency of the stockholder “Say on Pay” vote will remain in effect until such time as a new frequency vote is required.
Proposal 5.    Stockholders did not approve the stockholder proposal regarding simple majority vote, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
676,399,637	889,464,557	7,227,101	339,159,239

Item 9.01.    Financial Statements and Exhibits.
(d)  Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Warner Bros. Discovery, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2023	WARNER BROS. DISCOVERY, INC.

	By:	/s/ Savalle Sims
	Name:	Savalle Sims
	Title:	Executive Vice President and General Counsel